    As filed with the Securities and Exchange Commission on January 22, 1996
                                               Registration No. 33- ____________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   __________

                            URANIUM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        75-2212772
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                     Identification Number)

               12750 MERIT DRIVE, SUITE 1020, DALLAS, TEXAS 75251
               --------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                   __________


               AMENDED AND RESTATED EMPLOYEES' STOCK OPTION PLAN
                            (Full title of the plan)

                                   __________


                                PAUL K. WILLMOTT
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            URANIUM RESOURCES, INC.
                         12750 MERIT DRIVE, SUITE 1020
                              DALLAS, TEXAS 75251
                           TELEPHONE:  (214) 387-7777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

       ALFRED C. CHIDESTER                               THOMAS H. EHRLICH
        BAKER & HOSTETLER                              URANIUM RESOURCES, INC.
  303 EAST 17TH AVENUE, SUITE 1100                 12750 MERIT DRIVE, SUITE 1020
       DENVER, COLORADO 80203                           DALLAS, TEXAS  75251
          (303) 764-4091                                   (214) 387-7777

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
    Title of securities       Amount to be         Proposed maximum           Proposed maximum               Amount of
     to be registered          registered          price per share(1)     aggregate offering price(1)    registration fee(2)
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $0.001 per share               225,000               $6.0375                 $1,358,437.50                    $469
---------------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h), based on an assumed exercise price of $6.0375 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on January 16, 1996.
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $1,358,437.50.

                    INFORMATION INCORPORATED BY REFERENCE


         1. Uranium Resources, Inc. (the "Registrant") has previously filed two Registration Statements on Form S-8 (individually referred to herein as "Registration Statement") with the Securities and Exchange Commission relating to the Amended and Restated Employees' Stock Option Plan (the "Plan") as follows:

                 (a) Registration Statement--File No. 33-30099 was filed on or about July 21, 1989, and covered the 562,500 shares of the Registrant's Common Stock (gives effect to a one-for-four reverse stock split effected on August 1, 1990) initially authorized for issuance under the Plan. Post Effective Amendment No. 1 to that Registration Statement was filed on or about September 17, 1990, in order to include a reoffer prospectus for control securities; and

                 (b) Registration Statement--File No. 33-36777 was filed on or about September 17, 1990, and covered an additional 62,500 shares of the Registrant's Common Stock authorized for issuance under the Plan pursuant to an amendment thereto effective September 14, 1990.

         2. This Registration Statement relates to an additional 225,000 shares of Common Stock authorized for issuance under the Plan pursuant to a further amendment thereto effective August 10, 1994.

                                   SIGNATURES


THE REGISTRANT

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of January, 1996.

                                     URANIUM RESOURCES, INC.


                                     By: /s/ Paul K. Willmott
                                        ----------------------------------------
                                              Paul K. Willmott
                                              Chairman, Chief Executive Officer
                                              and President


                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

            Signature                                           Title                            Date
            ---------                                           -----                            ----
  /s/ Paul K. Willmott                             Chairman of the Board, Chief Executive   January 22, 1996
  -------------------------------------------      Officer and President
                 Paul K. Willmott                  (Principal Executive Officer)

  /s/ Leland O. Erdahl                             Director                                 January 22, 1996
  -------------------------------------------
                 Leland O. Erdahl

  /s/ George R. Ireland                            Director                                 January 22, 1996
  -------------------------------------------
                George R. Ireland


  /s/ James B. Tompkins                            Director                                 January 22, 1996
  -------------------------------------------
                James B. Tompkins

  /s/ Thomas H. Ehrlich                            Vice President and Chief Financial       January 22, 1996
  -------------------------------------------      Officer (Principal Financial Officer
                Thomas H. Ehrlich                  and Principal Accounting Officer)


                               INDEX TO EXHIBITS

      Exhibit                                                                               Sequentially
      Number                            Description                                        Numbered Page
      -------                           -----------                                        -------------
        4.1        Amended and Restated Employees' Stock Option Plan
        4.2        Article 4 of the Certificate of Incorporation of the Registrant
        5.1        Opinion of Baker & Hostetler.
        23.1       Consent of Arthur Andersen LLP.
        23.2       Consent of Baker & Hostetler - included in Exhibit 5.1.